State Street Institutional Investment Trust

One Iron Street

Boston, MA 02210

State Street Global Advisors Funds Distributors, LLC

One Iron Street

Boston, MA 02210

November 13, 2024

Ladies and Gentlemen:

Reference is made to the Amended and Restated Distribution Agreement between State Street Institutional Investment Trust (the “Trust”) and State Street Global Advisors Funds Distributors, LLC dated May 1, 2017 (the “Agreement”).

Pursuant to the Agreement, this letter is to provide notice of the creation of additional series of the Trust (the “New Fund”):

New Fund	Effective Date
State Street Target Retirement 2070 Fund	November 13, 2024

We request that you act as Distributor under the Agreement with respect to the New Fund.

Please update Annex I to the Agreement accordingly.

Please acknowledge receipt of this letter and your agreement below.

Very truly yours,

State Street Institutional Investment Trust

By:	/s/ Ann M. Carpenter
Name:	Ann M. Carpenter
Title:	President

Accepted:
State Street Global Advisors Funds Distributors, LLC

By:	/s/ Barry F.X. Smith
Name:	Barry F.X. Smith
Title:	President

Distribution Agreement

ANNEX I

FUNDS

State Street Equity 500 Index Fund

State Street Aggregate Bond Index Fund

State Street Institutional Liquid Reserves Fund

State Street Institutional U.S. Government Money Market Fund

State Street Institutional Treasury Money Market Fund

State Street Institutional Treasury Plus Money Market Fund

State Street Global All Cap Equity ex-U.S. Index Fund (formerly, State Street Global Equity ex-U.S. Index Fund)

State Street Global All Cap Equity ex-U.S. Index Portfolio (formerly, State Street Global Equity ex-U.S. Index Portfolio)

State Street Target Retirement 2020 Fund

State Street Target Retirement 2025 Fund

State Street Target Retirement 2030 Fund

State Street Target Retirement 2035 Fund

State Street Target Retirement 2040 Fund

State Street Target Retirement 2045 Fund

State Street Target Retirement 2050 Fund

State Street Target Retirement 2055 Fund

State Street Target Retirement 2060 Fund

State Street Target Retirement 2065 Fund

State Street Target Retirement Fund

State Street Equity 500 Index II Portfolio

State Street Aggregate Bond Index Portfolio

State Street Hedged International Developed Equity Index Fund

State Street International Developed Equity Index Fund

State Street Small/Mid Cap Equity Index Portfolio

State Street Small/Mid Cap Equity Index Fund

State Street Emerging Markets Equity Index Fund

State Street Treasury Obligations Money Market Fund

State Street Income Fund

State Street U.S. Core Equity Fund

State Street Balanced Index Fund

State Street Federal Government Money Market Fund

State Street Federal Treasury Money Market Fund

State Street Federal Treasury Plus Money Market Fund

State Street Target Retirement 2070 Fund